AMENDMENT TO
CONVERGYS CORPORATION EXECUTIVE DEFERRED COMPENSATION PLAN

The Convergys Corporation Executive Deferred Compensation Plan (the "Plan") 1s hereby amended effective as of April 1, 2011 to reflect a change in the matching contribution.

Section 4.2(b) of the Plan is hereby amended to read as follows:

(b) Amount of Companv Match for Basic Salarv and Annual Cash Incentive Award Deferrals When Deferral Date Occurs On or After April l, 2011. The Company match to be credited to a Key Employee's Account by reason of any Basic Salary and Annual Cash Incentive Award deferrals made with respect to any deferral date that occurs on or after April I, 2011 shall be the lesser of:

(I) the result obtained (not less than zero) by subtracting the Key Employee's Maximum 40l(m) Match for such deferral date from 3% of the Key Employee's Total Compensation for such deferral date; or

(2) 100% of the first 3% of the amount of the Basic Salary and Annual Cash Incentive Award deferred by the Key Employee pursuant to the Plan as of such deferral date.

IN ORDER TO ADOPT THIS PLAN AMENDMENT, Convergys Corporation, the sponsor of the Plan, has caused its name to be subscribed to this Plan amendment.

CONVERGYS CORPORATION